Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2025 Financial Results

SuRo Capital Portfolio Investment, CoreWeave, Completes Largest Tech IPO Since 2021

SuRo Capital Portfolio Investment, OpenAI, Closes Largest Venture Raise with $300 Billion Valuation

Net Asset Value of $6.66 Per Share as of March 31, 2025

NEW YORK, NY, May 6, 2025 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the first quarter ended March 31, 2025. Net assets totaled approximately $156.8 million, or $6.66 per share, at March 31, 2025, as compared $6.68 per share, at December 31, 2024 and $7.17 per share at March 31, 2024.

“The past few months have seen some of the most turbulent markets since the COVID-19 era, with volatility surging amid new tariff measures and global uncertainty. As a result, the Nasdaq suffered its weakest first quarter since 2022 and, as this turbulence intensified into the second quarter, endured its worst week since 2020. Despite these persistent challenges, we are encouraged by the recent earnings calls from major tech companies, which reaffirmed their commitment to capital spending—even as tariff-related uncertainty persists. We continue to see strong momentum across our portfolio. Notably, CoreWeave completed the largest technology IPO since 2021, and OpenAI announced a landmark $40.0 billion financing round at a $300.0 billion post-money valuation—the largest private capital raise ever by a technology company,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“Beyond these high-profile capital raises, we remain committed to backing some of the world’s most innovative and sought-after private companies ahead of their public market debuts. In April we completed a new $5.0 million investment in Plaid (through a wholly owned SPV), a market-leading fintech platform that enables secure, seamless connectivity between financial applications and consumers—estimated to reach 1 in every 2 adults in the U.S. We also made a $1.0 million follow-on investment in WHOOP, a cutting-edge wearables company advancing health and performance monitoring. Finally, Colombier Acquisition Corp. II announced a proposed merger with GrabAGun, further building on SuRo Capital’s SPAC sponsor strategy successes. While market conditions remain challenging, we are encouraged by the continued strength and progress across our portfolio,” Mr. Klein concluded.

Investment Portfolio as of March 31, 2025

At March 31, 2025, SuRo Capital held positions in 37 portfolio companies – 32 privately held and 5 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions – with an aggregate fair value of approximately $213.6 million. The Company’s top five portfolio company investments accounted for approximately 46% of the total portfolio at fair value as of March 31, 2025.

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Top Five Investments as of March 31, 2025

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
ARK Type One Deep Ventures Fund LLC(1)	$17.7	$27.8	13.0%
Whoop, Inc.	11.0	21.3	10.0
CW Opportunity 2 LP & CoreWeave, Inc.(2)	25.2	19.3	9.0
Learneo, Inc.	15.0	15.5	7.3
ServiceTitan, Inc.(3)	10.0	13.4	6.3
Total(4)	$78.9	$97.4	45.6%

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(1)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Membership Interest is solely invested in the Convertible Interest Rights of OpenAI Global, LLC. SuRo Capital is invested in the Convertible Interest Rights of OpenAI Global, LLC through its investment in the Class A Membership Interest of ARK Type One Deep Ventures Fund LLC.
(2)	The amounts provided include SuRo Capital’s investments in CoreWeave, Inc. either directly or through membership interest in CW Opportunity 2 LP. CW Opportunity 2 LP is a special purpose vehicle ("SPV") for which the Class A Membership Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. SuRo Capital is invested in the Class A Common Shares of CoreWeave, Inc. through its investment in the Class A Membership Interest of CW Opportunity 2 LP. As of March 31, 2025, SuRo Capital has confirmed the underlying Class A Common Shares of CoreWeave, Inc. held by CW Opportunity 2 LP were not registered and are therefore subject to certain restrictions on sale or transfer for which the Company has applied a discount to the closing share price as of the reporting date. As of March 31, 2025, SuRo Capital’s Class A Common Shares of CoreWeave, Inc. were not registered and were therefore subject to certain restrictions on sale or transfer for which the Company has applied a discount to the closing share price as of the reporting date. The Company anticipates the shares will be registered and freely tradable by September 2025.
(3)	As of March 31, 2025, SuRo Capital’s Common Shares of ServiceTitan, Inc. were not registered and were therefore subject to certain restrictions on sale or transfer for which the Company has applied a discount to the closing share price as of the reporting date. The Company anticipates the shares will be registered and freely tradable by June 2025.
(4)	Total may not sum due to rounding.

 First Quarter 2025 Investment Portfolio Activity

During the three months ended March 31, 2025, SuRo Capital made the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Orchard Technologies, Inc.	Series 1 Senior Preferred	1/31/2025	$0.2 million
Orchard Technologies, Inc.	Simple Agreement for Future Equity	1/31/2025	$0.1 million
Whoop, Inc.	Simple Agreement for Future Equity	2/6/2025	$1.0 million

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(1)	Amount invested does not include any capitalized costs, if applicable.

Subsequent to quarter-end through May 6, 2025, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Plaid Inc.(2)	Class A Common Shares	4/4/2025	$5.0 million

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(1)	Amount invested does not include any capitalized costs, origination fees, or prepaid expenses.
(2)	SuRo Capital’s investment in the Class A Common Shares of Plaid Inc. was made through 1789 Capital Nirvana II LP, an SPV in which SuRo Capital is the Sole Limited Partner. SuRo Capital paid a 7% origination fee at the time of investment. Amount invested does not include the origination fee, capitalized costs, or prepaid fund expenses

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First Quarter 2025 Financial Results

	Quarter Ended March 31, 2025		Quarter Ended March 31, 2024
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(3.7)	$(0.16)	$(3.2)	$(0.13)

Net realized loss on investments	(<0.1)	(<0.01)	(0.4)	(0.02)

Realized loss on partial repurchase of 6.00% Notes due 2026	(<0.1)	(<0.01)	-	-

Net change in unrealized appreciation/(depreciation) of investments	2.9	0.12	(18.4)	(0.73)

Net decrease in net assets resulting from operations(2)	(0.8)	(0.04)	(22.1)	(0.88)

Stock-based compensation	0.1	0.02	0.4	0.06

Decrease in net asset value(2)	$(0.8)	$(0.02)	$(21.6)	$(0.82)
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(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 23.6 million and 25.4 million for the quarters ended March 31, 2025 and 2024, respectively. As of March 31, 2025, there were 23,551,859 shares of the Company’s common stock outstanding.

Convertible Note Purchase Agreement

On August 6, 2024, SuRo Capital entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and between the Company and the purchaser identified therein (the “Purchaser”), pursuant to which we may issue up to a maximum of $75.0 million in aggregate principal amount of 6.50% Convertible Notes due 2029 (the “Convertible Notes”). Pursuant to the Note Purchase Agreement, on August 14, 2024 we issued and sold, and the Purchaser purchased, $25.0 million in aggregate principal amount of the Convertible Notes (the “Initial Notes”). Under the Note Purchase Agreement, upon mutual agreement between the Company and the Purchaser, we may issue additional Convertible Notes for sale in subsequent offerings to the Purchaser (the “Additional Notes”), or issue additional notes with modified pricing terms (the “New Notes”), in the aggregate for both the Additional Notes and the New Notes, up to a maximum of $50.0 million in one or more private offerings.

Interest on the Convertible Notes will be paid quarterly in arrears on March 30, June 30, September 30, and December 30, at a rate of 6.50% per year. The Convertible Notes will mature on August 14, 2029, and may be redeemed in whole or in part at any time or from time to time at our option on or after August 6, 2027 upon the fulfillment of certain conditions. The Convertible Notes will be convertible into shares of our common stock at the Purchaser's sole discretion at an initial conversion rate of 129.0323 shares of our common stock per $1,000 principal amount of the Convertible Notes, subject to adjustments and limitations as provided in the Note Purchase Agreement. The net proceeds from the offering of the Convertible Notes will be used to repay outstanding indebtedness, make investments in accordance with our investment objective and investment strategy, and for other general corporate purposes. The Note Purchase Agreement includes customary representations, warranties, and covenants by the Company.

On October 9, 2024, pursuant to the Note Purchase Agreement, we issued and sold, and the Purchaser purchased, $5.0 million in aggregate principal amount of the Additional Notes. Additionally, pursuant to the Note Purchase Agreement, on January 16, 2025 we issued and sold, and the Purchaser purchased, $5.0 million in aggregate principal amount of the Additional Notes. The Additional Notes are treated as a single series with the Initial Notes and have the same terms as the Initial Notes. The Additional Notes are fungible and rank equally with the Initial Notes. Upon issuance of the Additional Notes on January 16, 2025 and as of March 31, 2025, the outstanding aggregate principal amount of our Convertible Notes became $35.0 million.

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Note Repurchase Program

On August 6, 2024, SuRo Capital’s Board of Directors approved a discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to $35.0 million of our 6.00% Notes due 2026, exclusive of any applicable fees, through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

During the quarter ended March 31, 2025, we repurchased an additional 199,990 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of March 31, 2025, we had repurchased 1,413,294 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of March 31, 2025, $35.3 million in aggregate principal dollar amount of the 6.00% Notes due 2026 have been repurchased, resulting in the total use of the authorized available funds.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on May 6, 2025. The conference call access number for U.S. participants is +1 786 697 3519, and the conference call access number for participants outside the U.S. is 866 580 3963. The conference ID number for both access numbers is 6883588 or SuRo Capital. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 13, 2025 by dialing 1 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 6883588.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

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About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public's gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Deborah Kostroun

Zito Partners

SuRoCapitalPR@zitopartners.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2025 (UNAUDITED)	December 31, 2024 (AUDITED)
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $235,908,892 and $234,601,314, respectively)	$194,570,607	$198,511,915
Non-controlled/affiliate investments (cost of $20,605,400 and $20,605,400, respectively)	8,796,115	9,268,827
Controlled investments (cost of $1,602,940 and $1,602,940, respectively)	10,210,476	1,600,000
Total Investments (cost of $258,117,232 and $256,809,654, respectively)	213,577,198	209,380,742
Cash	16,180,542	20,035,640
Escrow proceeds receivable	27,347	45,298
Interest and dividends receivable	447,496	756,022
Deferred financing costs	538,413	526,261
Prepaid expenses and other assets(1)	896,163	855,630
Total Assets	231,667,159	231,599,593
LIABILITIES
6.00% Notes due December 30, 2026(2)	39,302,906	44,198,838
6.50% Convertible Notes due August 14, 2029(3)	33,950,859	29,051,408
Accounts payable and accrued expenses(1)	1,609,239	768,394
Dividends payable	—	8,867
Total Liabilities	74,863,004	74,027,507

Net Assets	$156,804,155	$157,572,086
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 23,551,859 and 23,601,566 issued and outstanding, respectively)	$235,519	$236,016
Paid-in capital in excess of par	226,618,713	226,579,432
Accumulated net investment loss	(7,963,961)	(4,302,192)
Accumulated net realized loss on investments, net of distributions	(17,442,921)	(17,409,097)
Accumulated net unrealized appreciation/(depreciation) of investments	(44,643,195)	(47,532,073)
Net Assets	$156,804,155	$157,572,086
Net Asset Value Per Share	$6.66	$6.68

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(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2025, the 6.00% Notes due December 30, 2026 (the "6.00% Notes due 2026") (effective interest rate of 6.52%) had a face value $39,667,650. As of December 31, 2024, the 6.00% Notes due 2026 (effective interest rate of 6.48%) had a face value $44,667,400.
(3)	As of March 31, 2025, the 6.50% Convertible Notes due August 14, 2029 (the "6.50% Convertible Notes due 2029") (effective interest rate of 7.01%) had a face value $35,000,000. As of December 31, 2024, the 6.50% Convertible Notes due 2029 (effective interest rate of 7.06%) had a face value $30,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$150,647	$242,007
Dividend income	348,447	21,875
Controlled investments:
Interest income	—	435,000
Interest income from U.S. Treasury bills	—	829,209
Total Investment Income	499,094	1,528,091
OPERATING EXPENSES
Compensation expense	1,667,835	2,185,318
Interest expense	1,259,849	1,214,267
Professional fees	750,224	728,559
Directors’ fees	170,565	171,113
Income tax expense	2,796	2,100
Other expenses	309,594	449,636
Total Operating Expenses	4,160,863	4,750,993
Net Investment Loss	(3,661,769)	(3,222,902)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(17,951)	(484,141)
Non-controlled/affiliate investments	—	60,067
Net Realized Loss on Investments	(17,951)	(424,074)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	(15,873)	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(5,248,885)	(16,395,171)
Non-controlled/affiliate investments	(472,713)	(2,016,699)
Controlled investments	8,610,476	(6,500)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	2,888,878	(18,418,370)
Net Change in Net Assets Resulting from Operations	$(806,715)	$(22,065,346)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.03)	$(0.87)
Diluted(2)	$(0.03)	$(0.87)
Weighted-Average Common Shares Outstanding
Basic	23,571,840	25,393,490
Diluted(2)	23,571,840	25,393,490

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(1)	Includes interest income earned on cash.
(2)	For the three months ended March 31, 2025, 4,516,131 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive. For the three months ended March 31, 2024, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Per Basic Share Data
Net asset value at beginning of the year	$6.68	$7.99
Net investment loss(1)	(0.16)	(0.13)
Net realized loss on investments(1)	<(0.01)	(0.02)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	<(0.01)	—
Net change in unrealized appreciation/(depreciation) of investments(1)	0.12	(0.73)
Stock-based compensation(1)	0.02	0.06
Net asset value at end of period	$6.66	$7.17
Per share market value at end of period	$4.97	$4.55
Total return based on market value(2)	(15.48)%	15.48%
Total return based on net asset value(2)	(0.30)%	(10.26)%
Shares outstanding at end of period	23,551,859	25,353,284
Ratios/Supplemental Data:
Net assets at end of period	$156,804,155	$181,721,135
Average net assets	$156,454,212	$202,519,594
Ratio of net operating expenses to average net assets(3)	10.79%	9.44%
Ratio of net investment loss to average net assets(3)	(9.49)%	(6.40)%
Portfolio Turnover Ratio	5.28%	0.18%

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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